Exhibit 99.2

Sanchez Energy Completes Acquisition of New Core Area in the Eagle Ford Shale

Houston, Texas — (PR Newswire) — May 31, 2013 — Sanchez Energy Corporation (NYSE: SN), a fast growing independent oil and gas company targeting the liquids-rich Eagle Ford Shale, Austin Chalk, Buda Limestone, and Pearsall Shale, today reported the closing of the previously announced acquisition of Eagle Ford Shale assets from Hess Corporation with an effective date of March 1, 2013.  Including the $13.25 million deposit previously paid, total consideration for the acquisition was $280.4 million, which includes the $265.0 million purchase price and $15.4 million in normal and customary closing adjustments.  The final purchase price is subject to further customary post-closing adjustments.  The transaction was funded from cash on hand from the net proceeds of the previously issued $225 million of 6.50% Cumulative Perpetual Convertible Preferred Stock, Series B and drawings under the Company’s first lien credit facility.

Tony Sanchez III, President and Chief Executive Officer of Sanchez Energy, commented: “This targeted Eagle Ford Shale oil weighted acquisition adds an additional core Eagle Ford operating area with solid proved reserves, production and cash flow. Additionally, it contributes considerable upside to our already substantial asset base and growing production profile with the benefit of significantly increasing our future financial flexibility.  From all respects, this acquisition further advances our core strategy as a rapidly growing, oil resource Company.”

About Sanchez Energy Corporation

Sanchez Energy Corporation is a Houston, Texas based growth oriented independent exploration and production company currently focused on the prolific Eagle Ford Shale trend of south Texas.  The Company has approximately 139,000 net acres targeting the liquids-rich Eagle Ford Shale, Austin Chalk, Buda Limestone, and Pearsall Shale. For more information about Sanchez Energy Corporation, please visit our website:  www.sanchezenergycorp.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Sanchez Energy expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model,” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Sanchez Energy, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, including, but not limited to, the assumption of unknown liabilities in the acquisition, failure of the acquired assets to produce as anticipated, failure to successfully integrate the acquired assets, the continued production of oil and gas at historical rates, realization of anticipated benefits from our recently closed acquisition, costs of operations, delays, and any other difficulties related to producing oil or gas, the price of oil or gas, marketing and sales of produced oil and gas, estimates made in evaluating reserves, competition, general economic conditions and the ability to manage and continue growth and other factors described in Sanchez Energy’s Annual Report for the fiscal year ended December 31, 2012 and any updates to those risk factors set forth in Sanchez Energy’s Quarterly Reports on Form 10-Q.  Further information on such assumptions, risks and uncertainties is available in Sanchez Energy’s filings with the Securities and Exchange Commission (“SEC”). Sanchez Energy’s filings with the SEC are available on its website at www.sanchezenergycorp.com and on the SEC’s website at www.sec.gov.  Any forward-looking statement speaks only as of the date on which such statement is made and Sanchez Energy undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Cautionary Note to U.S. Investors

The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves.  We may use certain terms in our press releases, such as net resource potential and other variations of the foregoing terms that the SEC’s guidelines strictly prohibit us from including in filings with the SEC.  U.S. Investors are urged to consider closely the reserves disclosures in our filings with the SEC available on our website at www.sanchezenergycorp.com and the SEC’s website at www.sec.gov.  You can also obtain this information from the SEC by calling its general information line at 1-800-SEC-0330.

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Company contact:
Michael G. Long
Senior Vice President and Chief Financial Officer
Sanchez Energy Corporation
(713) 783-8000